EXHIBIT 10.16(b)
WELLTOWER INC.
2022 LONG-TERM INCENTIVE PLAN
OTHER STOCK UNIT AWARD
THIS OTHER STOCK UNIT AWARD AGREEMENT (the “Agreement”), shall be effective this [_________________], by Welltower Inc., a Delaware corporation (the “Corporation”) to [_________________] (the “Participant”). The Agreement sets forth the terms and conditions under which the Corporation has granted an Other Stock Units Award to Participant (the “Award”). Capitalized terms used herein without definitions shall have the meanings given to those terms in the Welltower Inc. 2022 Long-Term Incentive Plan (the “Plan”).
WHEREAS, the Participant is an employee of the Corporation or one of its Subsidiaries or a member of the Board of Directors of the Corporation and thereby provides services to Welltower OP LLC, a Delaware limited liability company (“Welltower OP”) through which the Corporation conducts substantially all of its operations;
WHEREAS, concurrently with the grant of the Award, Welltower OP has issued an award to the Participant (the “OP Award”) subject to the terms of the Limited Liability Company Agreement of Welltower OP, as amended from time to time (the “LLC Agreement”), the Welltower OP LLC Profits Interests Plan (the “Welltower OP Plan”) and the award agreement by and between the Participant and Welltower OP (the “OP Award Agreement” and together with the LLC Agreement and the Welltower OP Plan, the “OP Award Documentation”);
WHEREAS, the OP Award Documentation provides that the OP Award may ultimately be settled in shares of Common Stock or cash, subject to the satisfaction of the vesting terms and other conditions set forth in the OP Award Documentation (the “OP Award Vesting and Conversion Conditions”); and
WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) has reviewed the OP Award Documentation and determined that, in the event the OP Award shall be settled in shares of Common Stock, the Participant shall be entitled to acquire such shares of Common Stock under the Plan upon the satisfaction of the OP Award Vesting and Conversion Conditions in accordance with the terms of the Agreement.
NOW, THEREFORE, in consideration of the past and future services provided to the Corporation by the Participant, the various covenants and agreements herein contained and other benefit to the Corporation, and intending to be legally bound hereby, the parties hereto agree as follows:
1.NATURE OF AWARD.
The Corporation hereby grants [●] stock units under which the Participant shall have the right to acquire shares of Common Stock using the Class A Common Units of Welltower OP that the Participant receives in connection with the full or partial satisfaction of the OP Award Vesting and Conversion Conditions. The final number of shares of Common Stock that may be acquired shall be based on the extent to which the OP Award Vesting and Conversion Conditions are satisfied. This purchase right shall be considered an Other Stock Unit Award granted pursuant to Article X of the Plan, and the shares of Common Stock ultimately issued to the Participant per the terms of this Agreement shall be issued under the Plan.
2.TRANSFER RESTRICTIONS.
The Award may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant, and the underlying shares of Common Stock potentially issuable to the Participant under this Agreement may not be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such shares are so issued and cease to be subject to a risk of forfeiture. Any attempt to dispose of the Participant’s Award or shares issued thereunder in a manner contrary to the restrictions set forth in this Agreement shall be ineffective, null and void.
3.TERMINATION OF EMPLOYMENT OR SERVICES.
In the event of the end of the Participant’s employment or services with the Corporation and its Subsidiaries prior to the time that the shares of Common Stock, if any, are issued under this Agreement, the Award shall be administered consistent with the treatment of the OP Award under the OP Award Documentation.

4.SECURITIES LAWS.
The Corporation may from time to time impose such conditions on the issuance of shares of Common Stock, as it deems reasonably necessary to ensure that any grant of the Award and issuance of shares of Common Stock under this Agreement will satisfy the applicable requirements of federal and state securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to receive shares of Common Stock until the Common Stock has been registered under the Securities Act of 1933, as amended. In all events, if the issuance of any shares of Common Stock is delayed by application of this Section 4, such issuance shall occur on the earliest date on which it would not violate applicable law.
5.NO EFFECT ON EMPLOYMENT OR SERVICES.
Neither this Agreement nor the Award described herein shall confer upon the Participant any right to continued employment or engagement with the Corporation or its Subsidiaries. This Agreement shall not in any way modify or restrict any rights the Corporation may have to terminate such employment or engagement.
6.ADJUSTMENTS TO AWARD.
In the event of any change or changes in the outstanding Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the number of shares of Common Stock issuable to the Participant under this Agreement shall be adjusted by the Compensation Committee pursuant to Section 12.2 of the Plan in such manner as the Compensation Committee deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participant.
7.MISCELLANEOUS.
(a)This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
(b)The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto, except that the Corporation may unilaterally amend this Agreement in any manner, provided that such amendment does not materially adversely affect the rights of the Participant under this Agreement or materially increase the obligations of the Participant under this Agreement.
(c)The provisions of the Plan and OP Award Documentation are hereby made a part of this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Plan or OP Award Documentation, the provisions of the Plan and the OP Award Documentation shall control.
(d)The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the General Corporation Law of the State of Delaware.
(e)In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Corporation and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Corporation to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Corporation and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Corporation and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
(f)By receiving the Award, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Corporation provided generally to the Corporation’s stockholders; (ii) acknowledges that he or she may receive from the Corporation a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Corporation by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Corporation of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

WELLTOWER INC.
By: ______________________________

Name: ___________________________Title: ____________________________

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, SECTION 7(F) ABOVE) IS A UNILATERAL CONTRACT AND THAT THE PARTICIPANT’S RIGHT WITH RESPECT TO THE SHARES OF COMMON STOCK THAT MAY BE ACQUIRED AS SET FORTH IN THIS AGREEMENT IS ACCEPTED AND EARNED ONLY BY CONTINUING EMPLOYMENT OR SERVICES AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ENGAGED OR APPOINTED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES OF COMMON STOCK AS SET FORTH IN THIS AGREEMENT) AND BY COMPLIANCE WITH THE PARTICIPANT’S VARIOUS OBLIGATIONS UNDER THIS AGREEMENT AND THE OP AWARD DOCUMENTATION. THE PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES WITH THE TERMS OF THIS AGREEMENT, INCLUDING THE TERMS OF SECTION 7(F) ABOVE.

    PARTICIPANT

    ________________________________

    [Name]

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